Exhibit 10.1

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

This AMENDED AND RESTATED INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into, effective                                       , 2023, by and between, ROYAL GOLD, INC., a Delaware corporation (the ”Company”), and                                        (“Indemnitee”).

Recitals

A.

Competent and experienced persons are reluctant to serve or to continue to serve as directors or officers of corporations unless they are provided with adequate protection through insurance or indemnification (or both) against claims against them arising out of their service and activities as directors.

B.

Uncertainties relating to the availability of adequate insurance for directors and officers have increased the difficulty for corporations to attract and retain competent and experienced persons to serve as directors or officers.

C.

The Board of Directors of the Company (the “Board”) has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons to serve as directors or officers of the Company and, in some cases, an officer or director of one or more of its Controlled Affiliates, that this situation is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such directors and officers that there will be increased certainty of adequate protection in the future.

D.

It is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such directors and officers to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve as directors or officers of the Company or its Controlled Affiliates.

E.

Indemnitee’s willingness to continue to serve in his or her current capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him or her to the fullest extent permitted by the laws of the State of Delaware and upon the other undertakings set forth in this Agreement.

F.

In recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service, and to enhance Indemnitee’s ability to serve the Company or a Controlled Affiliate in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of any amendment to the Company’s Certificate of Incorporation or Bylaws or of the articles, notice of articles or bylaws of any applicable Controlled Affiliate (collectively, the “Constituent Documents”), any Change of Control (as defined in Section 1(a)) or any change in the composition of the Board), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section 1(e)) to Indemnitee as set forth in this Agreement.

Now, therefore, for and in consideration of the foregoing premises, Indemnitee’s agreement to continue to serve the Company and/or a Controlled Affiliate of the Company, in his or her current capacity and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.	Certain Definitions — In addition to terms defined elsewhere herein, the following terms shall have the respective meanings indicated below when used in this Agreement:
(a)	“Change of Control” shall mean the occurrence of any of the following events:
(i)

The acquisition after the date of this Agreement by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a ”Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of common stock of the Company (the ”Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control:

(A)	any acquisition directly from the Company or any Controlled Affiliate of the Company;
(B)	any acquisition by the Company or any Controlled Affiliate of the Company;
(C)	any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Controlled Affiliate of the Company; or
(D)	any acquisition by any entity or its security holders pursuant to a transaction that complies with clauses (A), (B), and (C) of paragraph (iii) below;
(ii)

Individuals who, as of the date of this Agreement, constitute the Board (collectively, the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date of this Agreement and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the then Incumbent Directors, shall be considered as an Incumbent Director, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)

The Company enters into an agreement that would result in a reorganization, arrangement, amalgamation, merger, business combination, consolidation, sale or other disposition of all or substantially all the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), unless, in each case, in connection with such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination and any Person referred to in clause (D) of paragraph (i) above) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;
(iv)

Any person publicly announces his, her or its intention to engage in a proxy contest, consent contest or contested election relating to the election or removal of directors, a possible Business Combination or otherwise; or

(v)

The occurrence of any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(b)

“Claim” shall mean (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding (including any cross claim or counterclaim in any action, suit or proceeding), whether civil, criminal, administrative, arbitrative, investigative or other and whether made pursuant to federal, state, provincial, territorial or other law (including corporate and securities laws); and (ii) any inquiry or investigation (including discovery), whether made, instituted or conducted by the Company, a Controlled Affiliate or any other party, including any federal, state, provincial, territorial or other governmental entity, that Indemnitee in good faith believes might lead to the institution of any such claim, demand, action, suit or proceeding.

(c)

“Controlled Affiliate” shall mean any corporation, company, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided, however, that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 20% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise shall be deemed to constitute “control” for purposes of this definition.

(d)	“Disinterested Director” shall mean a director of the Company who is not a party to the Claim with respect to which indemnification is sought by Indemnitee.
(e)

“Expenses” shall mean all costs, expenses (including attorneys’ and experts’ fees and expenses) and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim relating to an Indemnifiable Claim.

(f)	“Indemnifiable Claim” shall mean any Claim based upon, arising out of or resulting from any of the following:
(i)

Any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director or officer of the Company or as a director, officer, employee, member, manager, trustee, fiduciary or agent (collectively, a ”Representative”) of any Controlled Affiliate or other corporation, company, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company as a Representative;

(ii)

Any actual, alleged or suspected act or failure to act by Indemnitee with respect to any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this Section 1(f); or

(iii)

Indemnitee’s status as a current or former director or officer of the Company or as a current or former Representative of the Company or any other entity or enterprise (including a Controlled Affiliate) referred to in clause (i) of this Section 1(f) or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status.

In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a Representative of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, trustee, fiduciary or agent of such entity or enterprise and (A) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (B) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate or (C) the Company or a Controlled Affiliate directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(g)	“Indemnifiable Losses” shall mean any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.
(h)

“Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and, as of the time of selection with respect to any Indemnifiable Claim, is not nor in the past five years has been retained to represent (i) the Company or any of its Controlled Affiliates or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or other indemnitees under similar indemnification agreements) or (ii) any other party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)

“Losses” means any and all Expenses, damages (including consequential, special, punitive, exemplary, aggravated and the multiplied portion of any damages), losses, liabilities, judgments, payments, fines, penalties (whether civil, criminal or other), awards and amounts paid in settlement (including all interest, assessments and other charges paid or incurred in connection with or with respect to any of the foregoing).

2.

Indemnification Obligation — Subject to Sections 3 and 9, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses.

3.

Exclusions — Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment in connection with any Claim involving Indemnitee:

(a)

for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess Losses beyond the amount paid under any insurance policy or other indemnity provision; or

(b)

for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback agreement, award or policy of the Company, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)

except as provided in Sections 5 and 24 of this Agreement, in connection with any Claim initiated by Indemnitee, including any Claim initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Claim prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

4.

Advancement of Expenses — Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by Indemnitee and as to which Indemnitee provides supporting documentation. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within 15 calendar days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses or (c) reimburse Indemnitee for such Expenses; provided, however, that Indemnitee shall repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, (x) were in excess of amounts paid or incurred by Indemnitee with respect to Expenses relating to, arising out of or resulting from such Indemnifiable Claim, or (y) that Indemnitee receives from insurance or other compensation or reimbursement payments from any insurer or third party in respect of the same subject matter. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it ultimately is determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. This Section 4 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3.

5.

Indemnification for Additional Expenses — Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 15 calendar days of such request accompanied by supporting documentation for specific Expenses to be reimbursed or advanced, any and all Expenses paid or incurred by Indemnitee in connection with any Claim made, instituted or conducted by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company or any Controlled Affiliate, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be; provided, however, that Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) that remains unspent at the final disposition of the Claim to which the advance related.

6.

Indemnification For Expenses of a Witness — Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of an Indemnifiable Claim, a witness or otherwise asked to participate in any Claim to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7.

Partial Indemnity — If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

8.

Procedure for Notification — To obtain indemnification under this Agreement with respect to an Indemnifiable Claim or Indemnifiable Loss, Indemnitee shall submit to the Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company (or a Controlled Affiliate, if applicable) has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company (or a Controlled Affiliate, if applicable) shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company (or a Controlled Affiliate, if applicable) shall provide to Indemnitee a copy of such notice delivered to the applicable insurers and copies of all subsequent correspondence between the Company (and the Controlled Affiliate, if applicable) and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery or receipt thereof by the Company (or a Controlled Affiliate, if applicable). The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company (or any of its Controlled Affiliate(s), if applicable) of substantial defenses, rights or insurance coverage.

9.	Determination of Right to Indemnification —
(a)

To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in paragraph (b) below) shall be required. Indemnitee is presumed to have been successful on the merits for any Indemnifiable Claim that is resolved in any manner other than by adverse judgment against Indemnitee, including, without limitation, settlement of such Indemnifiable Claim (with or without payment of money or other consideration). Any person seeking to overcome this presumption shall have the burden of proof.

(b)

To the extent that the provisions of Section 9(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim (a “Standard of Conduct Determination”) shall be made as follows:

(i)	If a Change of Control has not occurred, or if a Change of Control has occurred but Indemnitee has requested that the Standard of Conduct Determination be made pursuant to this clause (i):
(A)	By a majority vote of the Disinterested Directors, even if less than a quorum of the Board;
(B)	If such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors; or
(C)	If there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and
(ii)

If a Change of Control has occurred and Indemnitee has not requested that the Standard of Conduct Determination be made pursuant to clause (i) above, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

Indemnitee will cooperate with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 15 calendar days of such request, accompanied by supporting documentation for specific expenses to be reimbursed or advanced, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the person making such Standard of Conduct Determination.

(c)

The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If (i) the person or persons empowered or selected under Section 9(b) to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, that is permitted under the provisions of Section 9(e) to make such determination and (ii) Indemnitee shall have fulfilled his or her obligations set forth in the second sentence of Section 9(b), then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate documentation or information relating thereto.

(d)

If (i) Indemnitee shall be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 9(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses or (iii) Indemnitee has been determined or deemed pursuant to Section 9(b) or (c) to have satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, then the Company shall pay to Indemnitee, within 15 calendar days after the later of (x) the Notification Date with respect to the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Loses arose or from which such Indemnifiable Losses resulted and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied, an amount equal to the amount of such Indemnifiable Losses.

(e)

If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i), the Independent Counsel shall be selected by the Board and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii), the Independent Counsel shall be selected by Indemnitee and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(h) and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within 30 days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection that has been made by the Company or Indemnitee to the other’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).

10.

Presumption of Entitlement — In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall in and of itself be a defense to any Claim by Indemnitee for indemnification by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

11.

No Other Presumption — For purposes of this Agreement, and unless a court of competent jurisdiction otherwise has held or decided that Indemnitee is not entitled to indemnification hereunder, in full or in part, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall not, in and of itself, create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

12.

Non-Exclusivity — The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Constituent Documents, the substantive laws of the State of Delaware, or any other contract or otherwise (collectively, “Other Indemnity Provisions”). No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Constituent Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Subject to Section 15, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

13.

Liability Insurance and Funding — For the duration of Indemnitee’s service as a director or officer of the Company or a Controlled Affiliate, and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Claim, to the extent the Company (or a Controlled Affiliate, if applicable) maintains policies of directors’ and officers’ liability insurance providing coverage for directors and officers of the Company (or a Controlled Affiliate, if applicable), Indemnitee shall be covered by such policies, in accordance with their terms, to the maximum extent of the coverage available for any other director or officer of the Company (or a Controlled Affiliate, if applicable). Upon request of Indemnitee, the Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, no discontinuation or significant reduction in the scope or amount of coverage from one policy period to the next shall be effective (a) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (b) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). In all policies of directors’ and officers’ liability insurance obtained by the Company (or a Controlled Affiliate, if applicable), Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers (and a Controlled Affiliate’s directors and officers, if applicable) most favorably insured by such policy. The Company may, in its sole discretion, create a trust fund, grant a security interest or use other means, including a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

14.

Subrogation — In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

15.

No Duplication of Payments — The Company shall not be liable under this Agreement to make any payment to Indemnitee with respect to any Indemnifiable Losses to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents or Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(f)) with respect to such Indemnifiable Losses otherwise indemnifiable hereunder.

16.	Defense of Claims — The Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel with respect to any particular Indemnifiable Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim that Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to (i) any settlement that does not provide a complete and unconditional release of Indemnitee or (ii) any settlement which imposes a monetary payment obligation upon Indemnitee which is not being paid in full by the Company, insurance coverage or any other party for the benefit of Indemnitee.

17.	Successors and Binding Agreement —
(a)

The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring directly or indirectly all or substantially all the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

(b)

This Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and other successors.

(c)

This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 17(a) and

17(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee’s will or by the laws of descent and distribution, and in the event of any attempted assignment or transfer contrary to this Section 17(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

18.

Duration of Agreement — This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer or other Representative of the Company, a Controlled Affiliate or any other entity or enterprise referred to in clause (i) of Section 1(f); or (b) one (1) year after the final termination (including the exhaustion of all appeals) of any proceeding then pending in respect of an Indemnifiable Claim and of any proceeding commenced by Indemnitee pursuant to Section 24 of this Agreement relating thereto.

19.

Notices — For all purposes of this Agreement, all communications, including notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt. Notices sent by electronic transmission to the Company shall be sent to notices@royalgold.com.

20.

Governing Law — The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the exclusive jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

21.

Validity — If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be deemed reformed to the extent necessary to make it enforceable, valid or legal and to give the maximum effect to the original intent of the parties hereto. In the event that any court or other adjudicative body of competent jurisdiction shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

22.

Amendments; Waivers — No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

23.

Complete Agreement; Prior Agreement — No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. This Agreement amends and restates any prior indemnification agreement between the Company and Indemnitee.

24.

Legal Fees and Expenses — It is the intent of the Company that Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and Indemnitee agree that a confidential relationship shall exist between Indemnitee and such counsel. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by Indemnitee in connection with any of the foregoing.

Notwithstanding any provision of this Agreement, the Company shall not be required to make any payments to Indemnitee pursuant to this Section 24 for any expenses,

including attorneys’ and related fees, incurred by Indemnitee with respect to any action instituted (a) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was made in bad faith or was frivolous, or (b) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

25.	Certain Interpretive Matters —
(a)

No provision of this Agreement shall be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

(b)

It is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

(c)

All references in this Agreement to Sections, paragraphs, clauses and other subdivisions refer to the corresponding Sections, paragraphs, clauses and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Sections, subsections or other subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.

26.

Independent Legal Advice — Indemnitee acknowledges having been advised to obtain independent legal advice with respect to entering into this Agreement, that Indemnitee has obtained such independent legal advice or has expressly determined not to seek such advice, and that Indemnitee is entering into this Agreement with full knowledge of the contents hereof, of Indemnitee’s own free will and with full capacity and authority to do so.

27.

Counterparts — This Agreement may be executed in one or more counterparts (including electronic counterparts and electronic signatures), each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Indemnitee has executed, and the Company has caused its duly authorized representative to execute, this Agreement effective as of the date first above written.

COMPANY
Address:

By:
Name:
Title:

INDEMNITEE
Address:

[NAME]

[Signature Page to Indemnification Agreement]